UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01.	Entry into a Material Definitive Agreement

Uncommitted Credit Agreement

On July 26, 2023 (the “Closing Date”), Par Hawaii Refining, LLC (“PHR”), a subsidiary of Par Pacific Holdings, Inc. (“Par Pacific”), as borrower, the lenders and letter of credit issuing banks party thereto (collectively, the “Lenders”), MUFG Bank, Ltd., as administrative agent (in such capacity, the “LC Facility Agent”), sub-collateral agent, joint lead arranger and sole bookrunner, Macquarie Bank Limited, as joint lead arranger, and U.S. Bank Trust Company, National Association, as collateral agent (the “Collateral Agent”), entered into an Uncommitted Credit Agreement (the “Uncommitted Credit Agreement”) whereby the Lenders agree, on an uncommitted and absolutely discretionary basis, to consider making revolving credit loans and issuing and participating in letters of credit for the account of PHR in the maximum available amount of $120,000,000 in the aggregate (the “Uncommitted Facility”). PHR has the right to request an increase in the Uncommitted Facility up to a maximum available amount of $350,000,000 in the aggregate, subject to the satisfaction or waiver of certain conditions precedent. Letters of credit issued under the Uncommitted Facility may be standby or documentary letters of credit to finance and provide credit support for certain of PHR’s purchases of crude oil from crude oil suppliers pursuant to an “LC Eligible Refinery Procurement Contract” (as defined in the Uncommitted Credit Agreement), or performance letters of credit issued for the purpose of supporting bids for public release of crude oil from the Strategic Petroleum Reserve (as defined in the Uncommitted Credit Agreement). Proceeds of revolving credit loans may be used to make payments to a crude oil supplier when due and payable and prior to receipt of the “J. Aron Payment Obligation” as defined in the Uncommitted Credit Agreement. Capitalized terms used but not defined in all paragraphs under this “Uncommitted Credit Agreement” section shall have the meanings given such terms in the Uncommitted Credit Agreement.

Set forth below are certain of the material terms of the Uncommitted Credit Agreement:

364-Day Uncommitted Facility. Subject to the terms and conditions of the Uncommitted Credit Agreement, the Uncommitted Facility has a duration that begins on the Closing Date and ends on the date that is 364 days after the Closing Date, unless the obligations are accelerated and the maximum credit limits of the Lenders are terminated prior to such date.

Letter of Credit Fees. PHR has agreed to pay certain fees and commissions with respect to letters of credit issued under the Uncommitted Credit Agreement, including, but not limited to, a letter of credit commission in an amount equal to the greater of (x) $750 and (y) (A) 2.00% per annum of the Face Amount of any Trade Letter of Credit, or (B) 2.25% per annum of the Face Amount of any Performance Letter of Credit, each payable monthly in arrears. In addition, PHR shall pay a fronting fee equal to 0.25% of the Face Amount of each letter of credit issued by a Letter of Credit Issuing Bank, payable monthly in arrears, and such other fees for the issuance, negotiation, amendment and processing of letters of credit (and other costs and charges) by such Letter of Credit Issuing Bank relating to the issuance of letters of credit.

Revolving Credit Loans. Revolving credit loans may accrue interest as SOFR Loans or Costs of Funds Loans plus 2.50% per annum, or as ABR Loans plus 1.50% annum, as more particularly described in the Uncommitted Credit Agreement. Revolving credit loans shall be repaid on the earliest to occur of (a) one business day after the J. Aron Payment Obligation has been deposited, (b) the Credit Facility Termination Date, (c) the Cost of Funds Loan Maturity Date, if applicable, (d) 15 days after the making of a borrowing for a Delivered Crude Oil Purchase, and (e) 30 days after the making of a borrowing for a FOB Crude Oil Purchase.

Security and Collateral. As discussed below under “Collateral Documents,” to secure PHR’s obligations under the Uncommitted Credit Agreement, PHR has granted a lien and security interest in certain of its assets to the Collateral Agent pursuant to the Third A&R Security Agreement (as defined below). PHR is also required to provide cash collateral to the LC Facility Agent as a condition to issuance of certain letters of credit. In addition, PHR may be required to provide cash collateral in connection with a request to increase the face amount of an outstanding letter of credit or upon the occurrence of an event of default.

Covenants. The Uncommitted Credit Agreement requires PHR to comply with various affirmative and negative covenants affecting its business and operations including, but not limited to, compliance with the minimum liquidity covenant as discussed below under “Amendment to Second Amended and Restated Supply and Offtake Agreement.”

Guaranty. On the Closing Date and in connection with the Uncommitted Credit Agreement, Par Petroleum, LLC (“Par Petroleum”), a subsidiary of Par Pacific and the direct parent of PHR, entered into a Parent Guaranty (the “Par Petroleum Guaranty”), pursuant to which, among other things, Par Petroleum irrevocably unconditionally guaranteed the due and punctual payment and performance of PHR’s obligations under the Uncommitted Credit Agreement.

The foregoing descriptions of the Uncommitted Credit Agreement and the Par Petroleum Guaranty are qualified in their entirety by reference to the Uncommitted Credit Agreement and the Par Petroleum Guaranty, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Amendment to Second Amended and Restated Supply and Offtake Agreement

On the Closing Date and in connection with the consummation of the transactions contemplated by the Uncommitted Credit Agreement, PHR, Par Petroleum, as guarantor, and J. Aron & Company LLC (“Aron”) entered into an Amendment to Second Amended and Restated Supply and Offtake Agreement (the “S&O Amendment”). The S&O Amendment amends that certain Second Amended and Restated Supply and Offtake Agreement dated June 1, 2021, between Aron and PHR (as amended prior to the Closing Date, the “Second A&R S&O Agreement”). Pursuant to the S&O Amendment, if PHR enters into a crude oil procurement contract with a supplier which provides for PHR’s payment obligations to be supported by a letter of credit issued to such supplier, subject to the satisfaction of certain terms and conditions, Aron will purchase such crude oil from PHR pursuant to a procurement contract entered into between Aron and PHR (each an “LC Related Aron Procurement Contract”) and Aron will fund its J. Aron Payment Obligation (as defined in the S&O Amendment) into a collection account subject to the control of MUFG Bank, Ltd., as sub-collateral agent (the “Collection Account”). Under the S&O Amendment, PHR agrees that it shall not permit the liquidity of PHR for any three consecutive business days to be less than $15,000,000 at any time, with at least $15,000,000 of such liquidity consisting of cash and cash equivalents. In addition, the S&O Amendment amends the Second A&R S&O Agreement to provide that Aron’s liens and security interests granted by PHR under the Second Amended and Restated Pledge and Security Agreement dated as of June 1, 2021 between Aron and PHR (the “Existing S&O Security Agreement”), shall be assigned to the Collateral Agent under the Third A&R Security Agreement discussed below.

The foregoing description of the S&O Amendment is qualified in its entirety by reference to the S&O Amendment, a copy of which is attached hereto as Exhibit 10.3, and incorporated by reference herein.

Collateral Documents

As a condition to the closing of the Uncommitted Credit Agreement and the S&O Amendment, on the Closing Date, PHR entered into the Third Amended and Restated Pledge and Security Agreement (the “Third A&R Security Agreement”) with Aron, the LC Facility Agent, and the Collateral Agent. The Third A&R Security Agreement amends and restates the Existing S&O Security Agreement to provide for, among other things, an assignment of Aron’s liens and security interests under the Existing S&O Security Agreement to the Collateral Agent for the benefit of Aron, the LC Facility Agent, the Lenders and the other secured parties. In addition, under the Third A&R Security Agreement, PHR grants a security interest in favor of the Collateral Agent to secure the obligations of PHR under the Uncommitted Credit Agreement and the Second A&R S&O Agreement, including, without limitation, a security interest in the following (collectively, the “LC Priority Collateral”): (i) certain crude oil inventory to which PHR has title, which has been purchased under an LC Eligible Refinery Procurement Contract (as defined in the S&O Amendment) and which has not yet passed the inlet flange of PHR’s crude storage tanks following its discharge, (ii) all J. Aron Payment Obligations as defined in the Uncommitted Credit Agreement, (iii) the Collection Account, (iv) all books, records, and other materials related to the foregoing, and (v) all proceeds, replacements, additions to, increases of, substitutions for, accessions of, and property necessary for the operation of the foregoing. The Third A&R Security Agreement designates PHR collateral as (i) priority collateral for Aron under the Second A&R S&O Agreement, consisting of all collateral other than the LC Priority Collateral (the “S&O Priority Collateral”), and (ii) LC Priority Collateral for the LC Facility Agent, Lenders and other secured parties under the Uncommitted Credit Agreement.

In connection with the entry into the Third A&R Security Agreement, PHR, Aron, the LC Facility Agent and the Collateral Agent entered into the Collateral Agency and Intermediation Rights Agreement (the “Collateral Agency Agreement”). The Collateral Agency Agreement establishes the rights and obligations of Aron and the LC Facility Agent and the relative priorities of the liens granted to the Collateral Agent under the Third A&R Security Agreement in favor of Aron and the LC Facility Agent. Pursuant to the Collateral Agency Agreement, the Collateral Agent is appointed as collateral agent for the secured parties, Aron is appointed sub-collateral agent for the S&O Priority Collateral and the LC Facility Agent is appointed sub-collateral agent for the LC Priority Collateral. Under the Collateral Agency Agreement, the LC Facility Agent, the Lenders and the other secured parties under the Uncommitted Credit Agreement specifically disclaim and decline any security interest in the S&O Priority Collateral.

The foregoing description of the Third A&R Security Agreement and the Collateral Agency Agreement is qualified in its entirety by reference to the Third A&R Security Agreement and the Collateral Agency Agreement, copies of which are attached hereto as Exhibit 10.4, and Exhibit 10.5, respectively, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 of this Current Report on Form 8-K regarding each of the transactions described therein (the “Financing Transactions”) is also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

10.1
Uncommitted Credit Agreement, dated as of July 26, 2023, by and among Par Hawaii Refining, LLC, as borrower, each of the lenders and letter of credit issuers listed on the signature pages thereof, MUFG Bank, Ltd., as administrative agent for the lenders, sub-collateral agent, as joint lead arranger and sole bookrunner, Macquarie Bank Limited, as joint lead arranger, and U.S. Bank Trust Company, National Association, solely in its capacity as collateral agent.

10.2	Parent Guaranty, dated as of July 26, 2023, made by Par Petroleum, LLC, as guarantor.

10.3	Amendment to Second Amended and Restated Supply and Offtake Agreement, dated as of July 26, 2023, by and among Par Hawaii Refining LLC, Par Petroleum, LLC, as guarantor, and J. Aron & Company LLC.

10.4
Third Amended and Restated Pledge and Security Agreement, dated as of July 26, 2023, by and among Par Hawaii Refining, LLC, J. Aron & Company LLC, MUFG Bank, Ltd., and U.S. Bank Trust Company, National Association, as collateral agent.

10.5
Collateral Agency and Intermediation Rights Agreement, dated as of July 26, 2023, by and among Par Hawaii Refining, LLC, MUFG Bank, Ltd., J. Aron & Company LLC, and U.S. Bank Trust Company, National Association, as collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2023

PAR PACIFIC HOLDINGS, INC.

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Senior Vice President and General Counsel

5